                                                                   EXHIBIT 23(A)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Glacier Bancorp, Inc.
Kalispell, Montana

We consent to the inclusion by reference in the registration statements on Forms S-8 (Files No. 333-105995, No. 333-36514, and No. 333-125024) and registration statement on Form S-3 (File No. 333-154968) of our report dated March 2, 2009 on our audits of the consolidated statements of financial condition as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for the three years then ended of Glacier Bancorp, Inc. We also consent to the incorporation by reference of our report dated March 2, 2009, on the effectiveness of internal control over financial reporting of Glacier Bancorp, Inc. as of December 31, 2008


                                        /s/ BKD, LLP

Denver, Colorado
March 2, 2009